Exhibit 99.1

   SigmaTron International, Inc. Announces Second Fiscal Quarter 2004 Results

    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--Dec. 8, 2003--SigmaTron International, Inc. (NASDAQ:SGMA) today reported revenues and earnings for the quarter ended October 31, 2003.
    For the three months ended October 31, 2003, SigmaTron reported net revenues of $23,769,901 compared to net revenues of $22,584,664 for the three month period ended October 31, 2002, which is a 5% increase from the prior year. Net income for the second quarter was $1,812,736 compared to $1,137,368 for the second quarter of fiscal 2002, which is an increase of 59%. Diluted earnings per share for the quarter are $0.52, compared to $0.34 for the same period in the prior fiscal year.
    For the six months ended October 31, 2003, net revenues were $45,885,273 compared to net revenues of $41,821,380 for the six months ended October 31, 2002, an increase of 10%. Net income for the six months ended October 31, 2003 was $3,120,233, compared to net income of $1,753,569 for the six months ended October 31, 2002, an increase of 78%. Diluted earnings per share for the six months ended October 31, 2003 were $0.92 compared to $0.53 for the six months ending October 31, 2002.
    Commenting on SigmaTron's second quarter results, Gary R. Fairhead, President and Chief Executive Officer, observed: "We are pleased to report a profitable second quarter for fiscal 2004, with results that are up significantly from the comparable period of the prior year.
    "As previously reported, we find our Company in a strong cash position as we expand into China. We have no working capital debt with our bank and have lines of credit available in both the United States and China. Our expansion into China remains on the schedule previously announced. The plant should be finished in January and we expect production to start in our fiscal fourth quarter. While we will continue to incur start-up expenses for the short term, we remain excited about the opportunities that having a wholly-owned operation in China will provide the Company.
    "I am pleased to report continued progress at our Elk Grove Village operation. Revenue started to increase during the second fiscal quarter of 2004, and several new customers have awarded us business. I am also pleased to report that we have reached an agreement for three years effective December 1, 2003 with our Union in Elk Grove. The Union has agreed to tie a portion of employee compensation over the period to profitable operating results, which I feel is significant and positive for us. We appreciate their support.
    "While the revenue at our Las Vegas operation has been down slightly during fiscal 2004, the operation continues to perform well. Several new customers have awarded us business there as well. Our Mexico operation continues to operate at strong levels and is on schedule to consolidate its operations into one location by fiscal year end. Finally, our affiliate, SMT Unlimited L.P., continues to make progress and remains profitable.
    "We appreciate the continued support we have received, and want to wish everyone an enjoyable Holiday Season."

    Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides components, printed circuit board assemblies and turnkey (completely assembled) electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Las Vegas, Nevada, and Acuna, Mexico. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elk Grove Village, Illinois and Taipei, Taiwan. The Company provides engineering support services in Acuna, Mexico and warehousing services in Del Rio, Texas. In addition, SigmaTron International, Inc. has a 42.5% owned affiliate, SMT Unlimited L.P., that provides electronic manufacturing services in Fremont and Hollister, California. SigmaTron is currently expanding its operations to include a manufacturing facility in China.

    Detailed results follow.

    Note: To the extent any statements in this press release statement may be deemed to be forward looking, such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business, including the Company's continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company's operating results; the availability and cost of necessary components; the continued availability and sufficiency of the Company's credit arrangements; changes in U.S., Mexican or Chinese regulations affecting the Company's business; the continued stability of the Mexican and Chinese economic, labor and political conditions and the ability of the Company to manage its growth, including expansion into China and securing financing for the operation in China. These and other factors which may affect the Company's future business and results of operations are identified throughout the Annual Report on Form 10-K, and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this Report and the Company undertakes no obligation to update such statements in light of future events or otherwise.


CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
Unaudited

                       Three Months Ended         Six Months Ended
                    October 31,  October 31,   October 31, October 31,
                       2003         2002          2003        2002
                   ---------------------------------------------------

Net sales           $23,769,901  $22,584,664   $45,885,273 $41,821,380

Cost of products
 sold                18,731,527   18,752,758    36,691,302  35,171,305
                   ---------------------------------------------------

Gross profit          5,038,374    3,831,906     9,193,971   6,650,075

Operating expenses    2,154,470    1,902,057     4,290,186   3,655,869
                   ---------------------------------------------------

Operating income      2,883,904    1,929,849     4,903,785   2,994,206

Other (income)
 deductions-net         (86,592)      55,501      (159,570)    109,693
                   ---------------------------------------------------

Income before
 income tax expense   2,970,496    1,874,348     5,063,355   2,884,513

Income tax expense    1,157,760      736,980     1,943,122   1,130,944
                   ---------------------------------------------------

Net  income           1,812,736    1,137,368     3,120,233   1,753,569
                   ===================================================


Net income (loss)
 per common share -
  assuming dilution       $0.52        $0.34         $0.92       $0.53
                   ===================================================


Weighted average
 number of common
 equivalent shares
 outstanding -
 assuming dilution    3,478,249    3,327,727     3,403,659   3,301,477
                   ===================================================


CONDENSED CONSOLIDATED BALANCE SHEET
Unaudited

                   October 31,    April 30,
                      2003          2003
                   --------------------------

Current assets      $31,824,815  $26,592,708

Machinery and
 equipment-net       13,608,319   13,626,187

Other assets          4,848,107    4,887,099
                   --------------------------

Total assets        $50,281,241  $45,105,994
                   ==========================

Liabilities and
 shareholders'
 equity

Current liabilities $11,016,633  $13,943,059

Long-term
 obligations          3,111,814    5,199,473

Stockholders'
 equity              36,152,794   25,963,462
                   --------------------------

Total liabilities
 and stockholders'
 equity             $50,281,241  $45,105,994
                   ==========================



    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 800-700-9095